UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2020

CANFIELD MEDICAL SUPPLY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 E Las Olas Blvd. Suite 221 Fort Lauderdale, FL 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend the Current Report on Form 8-K on April 22, 2020 in order to reflect that Daszkal Bolton LLP was the independent registered public accounting firm for Splash Beverage Group, Inc., the Company’s wholly-owned subsidiary, for the year ended 2019 and not 2018. All other information in the April 22, 2020 8-K remains the same and has not been restated.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

New Independent Registered Public Accounting Firm

On April 22, 2020, the Board authorized management of the Company to engage Daszkal Bolton LLP (“Daszkal Bolton“) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. On April 17, 2020, the Company entered into an engagement agreement with Daszkal Bolton to provide audit services for the year ending December 31, 2020. Daszkal Bolton was the independent registered public accounting firm for Splash Beverage Group, Inc., the Company’s wholly-owned subsidiary, for the year ended 2019.

During the fiscal years ended December 31, 2019 and 2018, and in the subsequent interim period through April 22, 2020, neither the Company nor anyone acting on its behalf consulted with Daszkal Bolton regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Daszkal Bolton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020

CANFIELD MEDICAL SUPPLY, INC.

/s/ Dean Huge
Dean Huge
Chief Financial Officer

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